                                                                  Exhibit (c)(1)
                             TENDER OFFER AGREEMENT

                                      DATED

                                NOVEMBER 15, 1999

                                  by and among

                              AMWAY JAPAN LIMITED,

                               ALAP HOLD CO., LTD.

                                       AND

                                N.A.J. CO., LTD.

                                TABLE OF CONTENTS
ARTICLE                                                                     PAGE
-------                                                                     ----

ARTICLE I   THE OFFER..........................................................2
            1.1      The Offer.................................................2
            1.2      Company Actions...........................................4

ARTICLE II  INTENTION TO MERGE.................................................4
            2.1      Intention to Merge........................................4
            2.2      Principal Terms of Merger.................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................5
            3.1      Organization..............................................5
            3.2      Capitalization of the Company.............................5
            3.3      Power and Authority.......................................5
            3.4      Board Recommendations.....................................5
            3.5      Consents and Approvals; No Violation......................6
            3.6      Information Supplied......................................6
            3.7      Brokers and Finders.......................................6

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PURCHASER........................6
            4.1      Organization..............................................6
            4.2      Power and Authority.......................................6
            4.3      Consent and Approvals; No Violation.......................7
            4.4      Information Supplied......................................7
            4.5      Purchaser's Operations....................................7
            4.6      Capitalization............................................7
            4.7      Financing.................................................7

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF ALAP.............................7
            5.1      Organization..............................................8
            5.2      Authority Relative to this Agreement......................8
            5.3      Consent and Approvals; No Violation.......................8
            5.4      ALAP's Operations.........................................8
            5.5      Capitalization............................................8
            5.6      Financing.................................................8

ARTICLE VI  COVENANTS..........................................................8
            6.1      Consents and Approvals....................................8
            6.2      Additional Actions........................................8
            6.3      Insurance.................................................9

ARTICLE VII  TERMINATION.......................................................9
            7.1      Termination...............................................9
            7.2      Effect of Termination....................................10

ARTICLE VIII GENERAL PROVISIONS..............................................10
           8.1  Amendment and Modification...................................10
           8.2  Nonsurvival of Representations and Warranties................10
           8.3  Notices......................................................10
           8.4  Definitions; Interpretation..................................11
           8.5  Specific Performance.........................................11
           8.6  Counterparts.................................................11
           8.7  Entire Agreement; No Third Party Beneficiaries...............11
           8.8  Severability.................................................12
           8.9  Governing Law................................................12
           8.10 Assignment...................................................12
           8.11 Extension; Waiver............................................12
           8.12 Procedure For Termination, Amendment, Extension Or Waiver....12
           8.13 Announcements................................................12

                             TENDER OFFER AGREEMENT

         This Tender Offer Agreement (this "Agreement") is entered into as of November 15, 1999, by and among Amway Japan Limited, a joint stock corporation organized under the laws of Japan (the "Company"), ALAP Hold Co., Ltd., a Nevada limited partnership ("ALAP"), and N.A.J. Co., Ltd., a joint stock corporation organized under the laws of Japan ("Purchaser").

                                    RECITALS

         WHEREAS, the Board of Directors of the Company consisting of all members other than those who are disqualified by Japanese law from participating in any proceedings of the Board of Directors with respect to the transactions contemplated by this Agreement, who currently are Messrs. DeVos, Van Andel and Sumihiro (the "Disinterested Directors") has considered and acted upon a proposal received from Purchaser, which is a wholly owned subsidiary of ALAP and an entity controlled and beneficially owned, directly and indirectly, by the principal shareholders of the Company (the "Principal Shareholders"), to acquire from all shareholders of the Company (the "Shareholders") all the outstanding shares of Common Stock, no par value of the Company (the "Company Common Stock"), and all the outstanding American Depositary Shares, each representing one-half of one share of Company Common Stock (the "ADSs" and, together with the Company Common Stock, the "Shares");

         WHEREAS, the Principal Shareholders have advised the Board of Directors that, in connection with the acquisition of the Shares, Purchaser proposes first to conduct a tender offer (the "Offer") for all of the Shares as described herein and, after consummation of the Offer, to take all steps necessary to effect a merger (the "Merger") of the Company with and into Purchaser, with Purchaser as the surviving entity (the "Surviving Corporation"), subject to the negotiation of a definitive agreement providing for the Merger and approval of the Merger by the Shareholders and the shareholders of Purchaser;

         WHEREAS, the Principal Shareholders have informed Purchaser that they will not tender their Shares in response to the Offer (other than a portion of the Shares owned by one of the charitable foundations established by certain of the Principal Shareholders ("Foundation Tendered Shares")) but such Principal Shareholders will transfer substantially all of their Shares, including any Shares not tendered by such charitable foundation in response to the Offer ("Offer Non-Tendered Shares"), to ALAP contemporaneously with the consummation of the Offer and, no later than immediately prior to the effectiveness of the Merger, the Principal Shareholders will transfer to ALAP the Shares that were not transferred to ALAP contemporaneously with the consummation of the Offer (the "Merger Non-Tendered Shares" and, together with the Offer Non-Tendered Shares, the "Non-Tendered Shares");

         WHEREAS, having received the advice of financial and legal advisors, and following negotiation of the terms of the Offer and this Agreement, the Board of Directors consisting of the Disinterested Directors has unanimously determined that the Offer is fair to, and in the best interests of, the holders of the Shares, other than holders of Non-Tendered Shares and Foundation Tendered Shares (the "Public Shareholders");

         WHEREAS, the Board of Directors consisting of the Disinterested Directors has approved this Agreement and the Offer, and has adopted resolutions approving this Agreement and recommending that the Public Shareholders accept the Offer and tender their Shares in response to the Offer;

         WHEREAS, the Board of Directors of Purchaser has approved the Offer, upon the terms and subject to the conditions set forth in this Agreement and has adopted resolutions approving this Agreement;

         WHEREAS, the general partner of ALAP, the sole shareholder of Purchaser, has approved this Agreement and the Offer; and

         WHEREAS, except as otherwise contemplated by this Agreement, the Principal Shareholders have agreed, and ALAP has agreed that after transfer to it of any Non-Tendered Shares by the Principal Shareholders, not to dispose of or otherwise transfer any Non-Tendered Shares, and Purchaser has agreed not to dispose of or otherwise transfer any Shares purchased by it in the Offer ("Purchased Shares"), in either case prior to consummation of the Merger, and the Principal Shareholders have agreed, and the Principal Shareholders have agreed to cause ALAP and Purchaser, as the case may be, to vote, and the Principal Shareholders, ALAP and Purchaser have agreed to vote the Merger Non-Tendered Shares, the Offer Non-Tendered Shares and the Purchased Shares, respectively, in favor of the Merger on the terms and subject to the conditions set forth in the Shareholder and Voting Agreement (the "Shareholder Agreement") in the form of Exhibit A attached hereto, which Shareholder Agreement is being executed and delivered simultaneously with the execution and delivery of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                    THE OFFER

         1.1 THE OFFER.

         (a) Provided that this Agreement shall not have been terminated in accordance with Article VII, then (i) on or after the date of execution of this Agreement, but in any event not later than November 15, 1999, Purchaser and the Company shall publicly announce the Offer and (ii) Purchaser shall, as promptly as possible, but in no event later than five Business Days (for purposes of this Agreement, such term having the meaning given the Rule 14d-1 under the Securities Exchange Act of 1934 (the "Exchange Act")) after the date of such public announcement, commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer to purchase (a) all of the issued and outstanding shares of the Company Common Stock at a price per share of (Y)1490, in cash (the "Company Common Stock Offer Price") and (b) all of the issued and outstanding ADSs, at a yen price per ADS equal to one-half of the Company Common Stock Offer Price (the "ADS Offer Price" and, together with the Company Common Stock Offer Price, the "Offer Price"). Payments of the ADS Offer Price will be made in U.S. dollars by converting the yen price per ADS into U.S. dollars using the noon buying rate in New York City for cable transfers of yen announced for customs purposes by the Federal Reserve Bank of New York on the date of settlement of the Offer in Japan. Purchaser may withhold and deduct amounts from such payments in accordance with Section 1.1(c). The Offer in Japan shall be made pursuant to the Registration Statement (as defined below), the Public Notice (as defined below), the Explanatory Statement (as defined below) and the Application Form (as defined below) containing the terms and conditions set forth in this Agreement. The Offer in the United States shall be made pursuant to an Offer to Purchase (the "Offer to Purchase") and related Letter of Transmittal (the "Letter of Transmittal") containing terms and conditions consistent with this Agreement. The obligation of Purchaser to commence the Offer, conduct and consummate the Offer and accept for payment, and pay for, any Shares properly tendered and not withdrawn pursuant to the Offer shall not be subject to any conditions other than changes in or interpretations of, applicable laws or any court order or injunction that have the effect of making the Offer unlawful. Purchaser expressly reserves the right, subject to compliance with the Exchange Act, the Securities and Exchange Law of Japan, as amended (the "SEL"), the Securities and Exchange Law Enforcement Order, as amended (the "Enforcement Order"), the Ministerial Ordinance (the "Ministerial Ordinance") issued by the Japanese Ministry of Finance (the "MOF"), and the Commercial Code of Japan relating to joint stock corporations and certain related legislation (the "Commercial Code" and collectively with the SEL, the Enforcement Order, and the Ministerial Ordinance, the "Applicable Japanese Laws"), to modify the terms of the Offer. In no event shall Purchaser amend or modify the terms of the Offer to (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price, (iii) change the form of consideration payable in the Offer or (iv) amend, alter, add or waive any term of the Offer in any manner adverse to the holders of the Shares. Purchaser shall as soon as practicable after the expiration date of the Offer, which is expected to be no later than six trading days after the expiration date in Japan, accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer.

         (b) On the date of commencement of the Offer in Japan, Purchaser shall make Public Notice in the Nihon Keizai Shimbun and Asahi Shimbun (the "Public Notice"), shall file the Tender Offer Registration Statement (the "Registration Statement") with the Director of the Kanto Local Finance Bureau ("DKLFB") and shall make available in Japan the Tender Offer Application Form (the "Application Form") and the Explanatory Statement (the "Explanatory Statement" and, together with the Public Notice, the Registration Statement and the Application Form, the "Domestic Offer Documents"). On the date of commencement of the Offer in the United States, Purchaser shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1, as supplemented or amended from time to time (the "Schedule 14D-1"), and Schedule 13E-3, as supplemented or amended from time to time (the "Schedule 13E-3"), with respect to the Offer, which shall contain the Offer to Purchase and the Letter of Transmittal, summary advertisement and any other ancillary documents and instruments pursuant to which the Offer will be made (the Schedule 14D-1, the Schedule 13E-3 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Foreign Offer Documents"). The "Domestic Offer Documents" and the "Foreign Offer Documents" are collectively referred to herein as the "Offer Documents." Purchaser agrees to take all necessary steps to cause the Domestic Offer Documents and any related documents to be filed with the appropriate agencies or authorities as required by the Applicable Japanese Laws or any other applicable laws of Japan. Purchaser agrees to take all steps necessary to cause the
Schedule 14D-1 and Schedule 13E-3 to be filed with the SEC and the Foreign Offer Documents to be disseminated to holders of Shares, in each case, as and to the extent required by applicable U.S. Federal securities laws. The Company and its counsel, as well as the Board of Directors consisting of the Disinterested Directors and their counsel, shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the DKLFB and the SEC and prior to dissemination to the Shareholders. Purchaser shall consider all comments in good faith. Purchaser agrees to provide the Company, the Board of Directors consisting of the Disinterested Directors and their counsel any comments Purchaser may receive from the DKLFB and the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

         (c) Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Offer such amounts as may be required to be deducted and withheld with respect to the payment of such consideration under the Income Tax Law and the Law Concerning the Special Measures Relating to Taxes of Japan, the Internal Revenue Code of 1986, as amended, or any other tax under any provision of domestic, state, local or foreign tax law; provided, however, that Purchaser shall promptly pay any amounts deducted and withheld hereunder to the applicable governmental authority, shall promptly file all tax returns and reports required to be filed in respect of such deductions and withholding, and shall promptly provide to the Company proof of such payment and a copy of all such tax returns and reports.

         1.2 COMPANY ACTIONS.

         (a) The Company hereby consents to the Offer.

         (b) On the date the Domestic Offer Documents are filed with the DKLFB, the Company shall file the Tender Offer Opinion Statement with the DKLFB. On the date the Foreign Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer, as supplemented or amended from time to time (the "Schedule 14D-9"), containing the recommendation of the Board of Directors consisting of the Disinterested Directors described in Section 3.4 and shall mail the Schedule 14D-9 to the Shareholders located in the United States. The Company agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and disseminated to the Shareholders, simultaneously with the Offer Documents, in each case, as and to the extent required by applicable U.S. Federal securities laws. Purchaser shall be given reasonable opportunity to review and comment upon the Tender Offer Opinion Statement and the Schedule 14D-9 prior to its filing with the DKLFB or the SEC or dissemination to the Shareholders, and the Company shall consider such comments in good faith. The Company agrees to provide Purchaser and its counsel any comments the Company or its counsel may receive from the DKLFB or the SEC or its staff with respect to the Tender Offer Opinion Statement or the Schedule 14D-9 promptly after the receipt of such comments.

         (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Purchaser promptly with mailing labels containing the names and addresses of the record holders of Shares as of August 31, 1999, together with copies of all lists of Shareholders and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Purchaser such information and assistance, as Purchaser may reasonably request in communicating the Offer to the Shareholders.


                                   ARTICLE II

                               INTENTION TO MERGE

         2.1 INTENTION TO MERGE. Promptly following consummation of the Offer, Purchaser and the Company agree to take all steps required by law or as may be otherwise necessary or advisable to effect the Merger, including without limitation preparing and submitting for approval by their respective boards of directors of a definitive merger agreement to be entered into between the Company and Purchaser (the "Merger Agreement") and convening of their respective extraordinary general meetings of shareholders for the purpose of considering the Merger. The obligations of Purchaser and the Company to effect the Merger will be subject to Applicable Japanese Laws and the approval of the Merger by the requisite vote of the Shareholders and the shareholders of Purchaser. The parties acknowledge that, in the Shareholder Agreement, Purchaser, ALAP and the Principal Shareholders have evidenced their intention to effect the Merger and have agreed to certain voting and Share transfer provisions designed to ensure that the Merger will occur.

         2.2 PRINCIPAL TERMS OF MERGER. In the Merger, Purchaser will be the Surviving Corporation and will assume all of the rights and obligations of the Company in accordance with the laws of Japan. The Merger Agreement shall contain those provisions which are set forth in the Memorandum Regarding Merger attached hereto as Exhibit B, as well as provisions dealing with, among other things, conversion or exchange of shares, issuance of capital stock of Purchaser, cancellation of capital stock of Purchaser, share exchange ratios, articles of association, capitalization, directors, officers, employees, insurance and indemnification coverage for officers and directors, exchange of certificates, rights of dissenting holders and the like as the parties shall negotiate in good faith and as shall not be inconsistent with Exhibit B or violate Applicable Japanese Laws.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Purchaser and ALAP as follows:

         3.1 ORGANIZATION. The Company has been duly incorporated and is validly existing as a corporation under the laws of Japan.

         3.2 CAPITALIZATION OF THE COMPANY. As of the date hereof, the authorized capital stock of the Company consists of 250,400,800 shares of Company Common Stock. All outstanding shares of capital stock of the Company have been validly issued, and are fully paid and nonassessable (meaning that no further sums are payable to the Company on such shares).

         3.3 POWER AND AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement and to fulfill its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Company.

         3.4 BOARD RECOMMENDATIONS. On November 15, 1999, the Board of Directors consisting of the Disinterested Directors received an opinion of their financial advisor, Goldman, Sachs & Co. ("Goldman"), that the Offer Price to be offered to the Public Shareholders in the Offer is fair from a financial point of view to such holders. A complete and correct signed copy of such opinion will be delivered by the Board of Directors to Purchaser for purposes of inclusion in Offer Documents. At a meeting of the Board of Directors duly called and held on November 15, 1999, the Board of Directors consisting of the Disinterested Directors duly, validly and unanimously (i) determined that the Offer is fair to, and in the best interests of, the Public Shareholders, (ii) approved, authorized and adopted this Agreement and (iii) resolved to recommend that the Public Shareholders accept the Offer and tender their Shares in response to the Offer.

         3.5 CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the performance by the Company of its obligations hereunder will not:

         (a) conflict with or violate any provision of the Company's Articles of Association, board of directors' regulations or share handling regulations; or

         (b) require on the part of the Company any consent, approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Authority (as hereinafter defined), except for (i) filing of the Tender Offer Opinion Statement with the DKLFB, (ii) the exemptive relief and no-action position obtained from the SEC in that certain letter dated November 4, 1999, from the SEC, (iii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement (including, without limitation, the Schedule 14D-9), and the transactions contemplated hereby, (iv) the filing of a current report on the execution of this Agreement and an amendment thereto on the execution of the Merger Agreement with the DKLFB, (v) such additional actions, registrations or filings as would be required in connection with the Merger and (vi) such additional actions, registrations or filings which, if not taken or made, would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, the earnings, business affairs or business prospects of the Company or the consummation of the transactions contemplated by this Agreement.

         3.6 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for use in the Offer Documents will, at the time filed with the DKLFB or the SEC or as of the respective date mailed to the Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         3.7 BROKERS AND FINDERS. Except for payments required to be made to Goldman, the Company will not or has not, directly or indirectly, become obligated to pay any person or entity any brokerage fee, finder's fee, investment banking fee or agent's fee as a result of the entering into of this Agreement or any of the transactions contemplated hereby.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Company and ALAP as follows:

         4.1 ORGANIZATION. Purchaser is a company duly incorporated and is validly existing as a corporation under the laws of Japan. Purchaser is a wholly owned subsidiary of ALAP.

         4.2 POWER AND AUTHORITY. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Purchaser have been duly and validly authorized by its board of directors and its sole shareholder and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the authorization, approval, execution and delivery of the Merger Agreement and the approval of the Merger Agreement and the Merger by the requisite vote of Purchaser's shareholders. This Agreement has been duly and validly executed and delivered by Purchaser.

         4.3 CONSENT AND APPROVALS; NO VIOLATION. The execution and delivery by Purchaser of this Agreement does not, and the consummation of the transactions contemplated hereby and the performance by Purchaser of its obligations hereunder will not:

         (a) conflict with or violate any provision of Purchaser's Articles of Association, board of directors' regulations or share handling regulations; or

         (b) require on the part of Purchaser any consent, approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Authority (as hereinafter defined), except for (i) the exemptive relief and no-action position obtained from the SEC in that certain letter dated November 4, 1999, from the SEC, (ii) the filing by Purchaser with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement (including, without limitation, the Schedule 14D-1 and the Schedule 13E-3), and the transactions contemplated hereby, (iii) the filing by Purchaser of the Registration Statement with the DKLFB, (iv) the filing of a securities notification on the approval of the Merger Agreement by the requisite vote of Purchaser's shareholders with the DKLFB, (v) such additional actions, registrations or filings as would be required in connection with the Merger and
(vi) such additional actions, registrations or filings which, if not taken or made, would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, the earnings, business affairs or business prospects of Purchaser or the transactions contemplated by this Agreement.

         4.4 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Purchaser or the Principal Shareholders specifically for use in the Offer Documents will, at the time filed with the DKLFB or the SEC or as of the respective date mailed to the Shareholders, contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading.

         4.5 PURCHASER'S OPERATIONS. Purchaser was incorporated solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than to facilitate the transactions contemplated hereby.

         4.6 CAPITALIZATION. All of the capital stock of Purchaser has been duly and validly issued and is held of record and owned beneficially solely by ALAP.

         4.7 FINANCING. Purchaser has, or will have as of the date of consummation of the Offer, all funds necessary to purchase all Shares accepted for payment in the Offer.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF ALAP

                  ALAP represents and warrants to the Company and Purchaser as follows:

         5.1 ORGANIZATION. ALAP is a U.S. limited partnership duly organized, validly existing and in good standing under the laws of Nevada.

         5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. ALAP has all requisite limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of ALAP have been duly and validly authorized by the general partner of ALAP and no other limited partnership proceedings on the part of ALAP are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ALAP.

         5.3 CONSENT AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and the performance by ALAP of its obligations hereunder will not:

         (a) conflict with any provision of the certificate of formation of ALAP; or

         (b) require on the part of ALAP any consent, approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Authority or any third party.

         5.4 ALAP'S OPERATIONS. ALAP was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than to facilitate the transactions contemplated hereby.

         5.5 CAPITALIZATION. All of the partnership interests of ALAP have been duly and validly issued and are held of record and owned beneficially solely by the Principal Shareholders.

         5.6 FINANCING. Purchaser has, or will have as of the date of consummation of the Offer, all funds necessary to purchase all Shares accepted for payment in the Offer.


                                   ARTICLE VI

                                    COVENANTS

         The parties hereto agree as follows:

         6.1 CONSENTS AND APPROVALS. The parties hereto shall cooperate with each other and use commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties ("Third Party Approvals") and Japanese, U.S. Federal, state and local governmental agencies and authorities ("Governmental Authority") which are necessary or advisable to consummate the transactions contemplated by this Agreement ("Governmental Approvals" and, together with Third Party Approvals, "Approvals"), and to comply with the terms and conditions of all such Approvals.

         6.2 ADDITIONAL ACTIONS. Subject to the terms and conditions of this Agreement, the parties hereto agree to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, to consummate and make effective the transactions contemplated by this Agreement.

         6.3 INSURANCE.

         (a) The Company shall (i) maintain, without amendment or modification, for a period of not less than six years from consummation of the Offer the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to consummation of the Offer (the "D&O Insurance"), for all persons who are directors or officers of the Company on the date of this Agreement (the "Insured Parties") or (ii) cause to be provided coverage no less advantageous to the Insured Parties than the D&O Insurance, in each case so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid for the D&O Insurance prior to the date of this Agreement (such 150% amount, the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Company will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium.

         (b) The provisions of this Section 6.3 shall survive the consummation of the Offer and are intended to be for the benefit of, and will be enforceable by, each Insured Party, his or her heirs and his or her representatives and are in addition to, and not in substitution for any other rights which any such person may have by contract or otherwise. The Company shall pay the reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Insured Parties in enforcing rights to which such Insured Parties are entitled under the provisions of this Section 6.3.


                                   ARTICLE VII

                                   TERMINATION

         7.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and the Offer may be terminated:

         (a) By Mutual Consent. By mutual consent of Purchaser or ALAP on the one hand and the Board of Directors consisting of the Disinterested Directors on the other.

         (b) By Purchaser or the Company. By Purchaser or the Company, if any governmental entity enacts, issues, promulgates, enforces or enters any statute, rule, obligation, injunction or other order which is in effect and has the effect of making the Offer illegal or prohibits Purchaser from buying Shares in the Offer or otherwise prohibits, directly or indirectly, consummation of the Offer or if the conditions to consummation of the Offer cannot be satisfied; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted directly or indirectly in, the failure of such condition to occur.

         (c) By the Company. By the Company (acting through the Board of Directors consisting of the Disinterested Directors), if Purchaser (A) fails to commence the Offer within five Business Days of the public announcement by Purchaser and the Company of the Offer or (B) fails to pay for Shares pursuant to the Offer in accordance with Section 1.1(a) hereof.

         7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1 above, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the parties hereto or their respective officers, directors or employees, except to the extent arising under applicable law and for willful breach hereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 AMENDMENT AND MODIFICATION. Subject to applicable law and subject to Section 8.11, this Agreement may be amended, modified and supplemented in any and all respects by written agreement of the parties hereto.

         8.2 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement shall survive the date upon which the Offer is consummated. This Section 8.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the date of consummation of the Offer.

         8.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (which is confirmed), telex or delivery by an overnight express courier service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) If to the Company or the Board of Directors consisting of the Disinterested Directors:

                           Amway Japan Limited
                           7-1, Udagawa-cho
                           Shibuya-ku, Tokyo 150-0042, Japan
                           Attention: James B. Payne
                           Telephone: (81) (3) 5428-7770
                           Facsimile: (81) (3) 5428-7711
                           E-mail: jim_payne@Amway.com

                           with a copy to:

                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, New York 10006-1470
                           Attention: Daniel S. Sternberg, Esq.
                           Telephone: (212) 225-2630
                           Facsimile: (212) 225-3999
                           E-mail: dsternberg@cgsh.com

                  (b)      If to ALAP or Purchaser:

                           ALAP Hold Co., Ltd.
                           7575 Fulton Street East
                           Ada, Michigan 49355
                           Attention: Craig N. Meurlin, Esq.
                           Telephone: (616) 787-8305
                           Facsimile: (616) 787-5623
                           E-mail: craig_meurlin@amway.com

                           with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio 44114
                           Attention: Thomas C. Daniels, Esq.
                           Telephone: (216) 586-7017
                           Facsimile: (216) 579-0212
                           E-mail: tcdaniels@jonesday.com


         8.4 DEFINITIONS; INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article, Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.5 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court in Japan having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. Except for that certain Confidentiality Agreement, dated as of October 12, 1999, between the Company and ALAP, and the Shareholder Agreement, this Agreement (including the documents and the instruments referred to herein and therein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) with the exception of Section 6.3, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         8.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8.9 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of Japan and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Tokyo District Court.

         8.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         8.11 EXTENSION; WAIVER. Subject to Section 8.12, a party hereto, by action taken or authorized by, in the case of the Company, the Board of Directors consisting of the Disinterested Directors, in the case of Purchaser, its board of directors or, in the case of ALAP, a partner, member or authorized officer, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(ii) waive any inaccuracies in the representations and warranties of any other party hereto contained herein or in any document delivered pursuant hereto or
(iii) subject to Section 8.1, waive compliance with any of the agreements or conditions of any other party hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of a party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         8.12 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 8.1 or an extension or waiver pursuant to Section
8.11 or other action required or permitted to be taken pursuant to this Agreement shall, in order to be effective, require in the case of Purchaser, action by its board of directors or a duly authorized designee thereof, require in the case of the Company, action by the Board of Directors consisting of the Disinterested Directors or a duly authorized designee thereof, or require in the case of ALAP, action by a partner, member or authorized officer; provided, however, the affirmative vote of a majority of the Board of Directors consisting of the Disinterested Directors shall be required in order for the Company or the Board of Directors to act to (i) amend or terminate this Agreement, (ii) exercise or waive any of the Company's rights or remedies under this Agreement,
(iii) extend the time for performance of Purchaser's or ALAP's respective obligations under this Agreement or (iv) take any action to amend or otherwise modify the Company's Articles of Association as in effect on the date hereof.

         8.13 ANNOUNCEMENTS. None of the Company, Purchaser or ALAP shall make any public announcement of the terms or existence of this Agreement without the consent of the other parties hereto, unless required by law.

         IN WITNESS WHEREOF, the Company, ALAP and Purchaser have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


AMWAY JAPAN LIMITED:                           ALAP HOLD CO., LTD.:
                                                 By: AP New Co., LLC, as
                                                     general partner

By:/s/Richard S. Johnson                       By:/s/Craig N. Meurlin
   ---------------------------                    ---------------------------
Name:Richard S. Johnson                        Name:Craig N. Meurlin
Title:President and Representative             Title:Manager
      Director


                                               N.A.J. CO., LTD.


                                               By:/s/Gary K. Sumihiro
                                                  ---------------------------
                                               Name:Gary K. Sumihiro
                                               Title:Director

                                    EXHIBIT A
                                    ---------



                        SHAREHOLDER AND VOTING AGREEMENT


                                  by and among


                              ALAP HOLD CO., LTD.,

                                N.A.J. CO., LTD.

                                       and

                   CERTAIN SHAREHOLDERS OF AMWAY JAPAN LIMITED

                                   dated as of


                                November 15, 1999

                                TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                    ----

I.  ACTIONS AGREED TO................................................................................-2-
                  1.1      Agreement to Take Action..................................................-2-
                  1.2      Negotiation of Merger Agreement...........................................-2-

II.  REPRESENTATIONS AND WARRANTIES..................................................................-2-
                  2.1      Representations and Warranties of the Principal Shareholders..............-2-
                  2.2      Representations and Warranties of Parent..................................-3-
                  2.3      Representations and Warranties of Purchaser...............................-3-

III.  CERTAIN COVENANTS OF PRINCIPAL SHAREHOLDERS....................................................-4-
                  3.1      Restriction on Transfer of Principal Shares;
                           Proxies and Noninterference...............................................-4-

IV.  CERTAIN COVENANTS OF PARENT AND PURCHASER.......................................................-4-
                  4.1      Restriction on Transfer of Non-Tendered Shares,
                           Proxies and Noninterference...............................................-4-
                  4.2      Cooperation...............................................................-5-

V.  MISCELLANEOUS....................................................................................-5-
                  5.1      Amendment; Termination....................................................-5-
                  5.2      Extension; Waiver.........................................................-5-
                  5.3      Governing Law.............................................................-5-
                  5.4      Notices...................................................................-5-
                  5.5      Assignment................................................................-6-
                  5.6      Further Assurances........................................................-6-
                  5.7      Enforcement...............................................................-6-
                  5.8      Severability..............................................................-6-
                  5.9      Counterparts..............................................................-6-
                  5.10     Headings..................................................................-7-
                  5.11     Third Party Beneficiary...................................................-7-


                        SHAREHOLDER AND VOTING AGREEMENT


         This SHAREHOLDER AND VOTING AGREEMENT, dated as of November 15, 1999 (this "Agreement"), is made and entered into among ALAP Hold Co., Ltd., a Nevada limited partnership ("Parent"), N.A.J. Co., Ltd., a joint stock corporation organized under the laws of Japan and wholly owned subsidiary of Parent ("Purchaser"), and each of the shareholders whose name is set forth on Schedule A hereto (each, a "Principal Shareholder" and, collectively, the "Principal Shareholders"). Except as otherwise defined herein, terms used herein with initial capital letters have the respective meanings ascribed thereto in the Tender Offer Agreement (as defined below).

                                    RECITALS:

         WHEREAS, Parent, Purchaser and Amway Japan Limited, a joint stock corporation organized under the laws of Japan (the "Company"), propose to enter into a Tender Offer Agreement, dated as of November 15, 1999 (the "Tender Offer Agreement"), pursuant to which Purchaser will conduct a tender offer (the "Offer") for all of the Company's Common Stock and ADSs;

         WHEREAS, the Tender Offer Agreement contemplates that, following consummation of the Offer, the Company and Purchaser will enter into a merger agreement (the "Merger Agreement") pursuant to which the Company will merge with and into Purchaser (the "Merger");

         WHEREAS, as of the date hereof, each Principal Shareholder beneficially owns and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares, no par value, of the Company, set forth opposite such Principal Shareholder's name on Schedule A hereto (collectively, the "Principal Shares");

         WHEREAS, the Principal Shareholders have informed Purchaser that they will not tender their Principal Shares in response to the Offer (other than a portion of the Principal Shares owned by one of the charitable foundations established by certain of the Principal Shareholders ("Foundation Tendered Shares")), but the Principal Shareholders will transfer that portion of their Principal Shares, as indicated on Schedule A, including any Principal Shares not tendered by the charitable foundation in response to the Offer ("Offer Non-Tendered Shares"), to Parent or Purchaser contemporaneously with the consummation of the Offer and, no later than immediately prior to the effectiveness of the Merger, the Principal Shareholders will transfer to Parent the Shares that were not transferred to Parent or Purchaser contemporaneously with the consummation of the Offer (the "Merger Non-Tendered Shares" and, together with the Offer Non-Tendered Shares, the "Non-Tendered Shares"). It being understood that Parent may transfer any Non-Tendered Shares to Purchaser;

         WHEREAS, following the Offer and the transfer of the Offer Non-Tendered Shares to Parent, Parent will beneficially own and be entitled to dispose of (or to direct the disposition of) and to vote Shares representing in excess of two-thirds of the outstanding Shares of the Company;

         WHEREAS, all or a portion of the funds required to pay the Offer Price will be borrowed by Purchaser pursuant to a Credit Agreement among Purchaser, Parent, Apple Hold Co., L.P., New AAP Limited, the lenders parties thereto (the "Lender Parties") and Morgan Guaranty Trust Company of New York, Tokyo Branch, as agent (the "Agent", and together with the Lender Parties, the "Banks");

         WHEREAS, as a condition and inducement to their willingness to enter into the Tender Offer Agreement, the Company and Purchaser have requested, and as a condition to the agreement of the Banks to fund the Offer Price, the Banks have requested, that Parent agree, and Parent has agreed, to enter into this Agreement; and

         WHEREAS, as a condition and inducement to their willingness to enter into the Tender Offer Agreement, the Parent and Purchaser have requested, and as a condition to the agreement of the Banks to fund the Offer Price, the Banks have requested, that each Principal Shareholder agree, and each Principal Shareholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                              I. ACTIONS AGREED TO

         1.1 AGREEMENT TO TAKE ACTION. Each Principal Shareholder agrees to take all commercially reasonable efforts to cause the Company and Purchaser to enter into the Merger Agreement and to effect the Merger. Purchaser agrees, as soon as practicable following consummation of the Offer and following the execution and delivery of the Merger Agreement, to take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for approval or adoption of the Merger Agreement and the Merger. In furtherance thereof, at any meeting of the shareholders of the Company or Purchaser called to consider and vote upon the adoption or approval of the Merger Agreement and the Merger (and at any and all postponements and adjournments thereof), each Principal Shareholder will vote, and the Principal Shareholders will cause Parent to vote, Parent hereby agrees to vote, Parent will cause Purchaser to vote, and Purchaser hereby agrees to vote, all of the Merger Non-Tendered Shares and the Offer Non-Tendered Shares, as the case may be, and all shares of capital stock of Purchaser, in favor of the adoption or approval of the Merger Agreement and the Merger and in favor of any other matter necessary or appropriate for the consummation of the transactions contemplated by the Merger Agreement that is considered and voted upon at any such shareholders' meeting.

         1.2 NEGOTIATION OF MERGER AGREEMENT. The parties agree to negotiate the terms of the Merger Agreement in good faith.

                       II. REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS. Each Principal Shareholder, severally and not jointly, represents and warrants to Parent, Purchaser and the Banks as of the date hereof and as of the closing date for the Merger (the "Closing Date"), as follows:

                  (a) EXECUTION AND DELIVERY. Such Principal Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. In the case of each Principal Shareholder that is not a natural person, the execution and delivery of this Agreement by such Principal Shareholder and the consummation by such Principal Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Principal Shareholder. This Agreement has been duly and validly executed and delivered by such Principal Shareholder.

                  (b) OWNERSHIP OF SHARES. Such Principal Shareholder is the sole holder of record and beneficial owner of such number of Principal Shares set forth opposite its, his or her name on SCHEDULE A and holds good, valid and marketable title to such Principal Shares and will hold such title at the date or dates such Principal Shareholders transfer their Principal Shares to Parent.

         2.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to Purchaser and the Principal Shareholders, as of the date hereof and as of the Closing Date, as follows:

                  (a) ORGANIZATION. Parent is a U.S. limited partnership duly organized, validly existing and in good standing under the laws of Nevada.

                  (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Parent has all requisite limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Parent have been duly and validly authorized by the general partner of Parent and no other limited partnership proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent.

                  (c) CONSENT AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and the performance by Parent of its obligations hereunder will not:

                            (i) conflict with any provision of the certificate
of formation of Parent; or

                            (ii) require on the part of Parent any consent,
approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Authority or any third party.

         2.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Parent and the Principal Shareholders, as of the date hereof and as of the Closing Date, as follows:

                  (a) ORGANIZATION. Purchaser is a company duly incorporated and is validly existing as a corporation under the laws of Japan.

                  (b) POWER AND AUTHORITY. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Purchaser have been duly and validly authorized by its board of directors and its sole shareholder and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the authorization, approval, execution and delivery of the Merger Agreement and the approval of the Merger Agreement and the Merger by the requisite vote of Purchaser's shareholders. This Agreement has been duly and validly executed and delivered by Purchaser.

                  (c) CONSENT AND APPROVALS; NO VIOLATION. The execution and delivery by Purchaser of this Agreement does not, and the consummation of the transactions contemplated hereby and the performance by Purchaser of its obligations hereunder will not:

                            (i) conflict with or violate any provision of
Purchaser's Articles of Incorporation; or

                            (ii) require on the part of Purchaser any consent,
approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Authority, except for (i) the exemptive relief and no-action position obtained from the SEC in that certain letter dated November 4, 1999, from the SEC in connection with the Offer, (ii) the filing by Purchaser with the SEC of such reports under the Exchange Act as may be required in connection with the Tender Offer Agreement (including, without limitation, the Schedule 14D-1 and the Schedule 13E-3), and the transactions contemplated thereby, (iii) the filing by Purchaser of the Registration Statement with the DKLFB in connection with the Offer, (iv) the filing of a securities notification on the approval of the Merger Agreement by the requisite vote of Purchaser's shareholders with the DKLFB, (v) such additional actions, registrations or filings as would be required in connection with the Merger and (vi) such additional actions, registrations or filings which, if not taken or made, would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, the earnings, business affairs or business prospects of Purchaser or the transactions contemplated by this Agreement.

                III. CERTAIN COVENANTS OF PRINCIPAL SHAREHOLDERS

         3.1 RESTRICTION ON TRANSFER OF PRINCIPAL SHARES; PROXIES AND NONINTERFERENCE. Each Principal Shareholder hereby agrees that it will not, directly or indirectly: (A) except as otherwise contemplated by this Agreement or the Tender Offer Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the

Principal Shares or any other Shares it may at anytime own (collectively, "Company Shares"); (B) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any Company Shares into a voting trust or enter into a voting agreement with respect to any Company Shares; or (C) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of such Principal Shareholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

                  IV. CERTAIN COVENANTS OF PARENT AND PURCHASER

         4.1 RESTRICTION ON TRANSFER OF NON-TENDERED SHARES, PROXIES AND NONINTERFERENCE. Each of Parent and Purchaser hereby agrees that it will not, directly or indirectly: (A) except as otherwise contemplated by this Agreement or the Tender Offer Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Non-Tendered Shares or any other Shares it may at anytime own (collectively, "Parent Shares" or "Purchaser Shares"); (B) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any Parent Shares or Purchaser Shares, as the case may be, into a voting trust or enter into a voting agreement with respect to any Parent Shares or Purchaser Shares, as the case may be; or (C) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of Parent or Purchaser to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

         4.2 COOPERATION. Each of Parent and Purchaser will cooperate fully with the parties hereto in connection with their respective reasonable best efforts to fulfill the conditions to (a) the Offer set forth in Article I to the Tender Offer Agreement and (b) the Merger set forth in Article II of the Tender Offer Agreement.

                                V. MISCELLANEOUS

         5.1 AMENDMENT; TERMINATION. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement will terminate upon the date the Tender Offer Agreement is terminated in accordance with its terms or, if the Offer is consummated, upon the date the Merger Agreement is terminated in accordance with its terms. In the event of termination of this Agreement pursuant to this Section 5.1, this Agreement, except as to these transactions already consummated, will become null and void and of no effect with no liability on the part of any party hereto; provided, however, that no such termination will relieve any party hereto from any liability for any breach of this Agreement arising under applicable law.

         5.2 EXTENSION; WAIVER. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

         5.3 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts of competent jurisdiction of the State of New York in New York County, the City of New York or in the United States District Court for the Southern District of New York.

         5.4 NOTICES. All notices and other communications hereunder shall comply with the notice provisions of the Tender Offer Agreement. In addition, all notices to the Principal Shareholders shall be sent to the following parties:

                           Amway Corporation
                           7575 Fulton Street East
                           Ada, Michigan 49355
                           Attention:  Craig N. Meurlin, Esq.
                           Telephone: (616) 787-8305
                           Facsimile: (616) 787-5623
                           E-mail: craig_meurlin@amway.com

                  with copies to (for those Principal Shareholders listed on
                              SCHEDULE A as the "DeVos Family"):

                           Cravath Swaine & Moore
                           Worldwide Plaza
                           825 8th Avenue
                           New York, New York 10015
                           Attention:  Daniel Mosley, Esq.
                           Telephone: (212) 474-1696
                           Facsimile: (212) 765-0977
                           E-mail: dmosley@cravath.com

                  with copies to (for those Principal Shareholders listed on
                              SCHEDULE A as the "Van Andel Family" and "Other"):

                           Hogan & Hartson
                           Columbia Square
                           555 Thirteenth Street, NW
                           Washington, D.C. 20004
                           Attention:  Sara-Ann Determan, Esq.
                           Telephone: (202) 637-6588
                           Facsimile: (202) 637-5910
                           E-mail: sdeterman@hhlaw.com

         5.5 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         5.6 FURTHER ASSURANCES. Each of the Principal Shareholders and Parent will execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by Purchaser, in order to ensure that Purchaser receives the full benefit of this Agreement.

         5.7 ENFORCEMENT. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         5.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         5.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by any party and delivered to the other parties.

         5.10 HEADINGS. The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

         5.11 THIRD PARTY BENEFICIARY. Except for the Banks, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The Banks shall have the same rights and remedies available to the parties to this Agreement as if the Banks were a party hereto.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.

                               ALAP HOLD CO., LTD:
                               By:  AP New Co., LLC, as general partner


                               By:
                                  ---------------------------
                               Name:
                               Title:

                               N.A.J. CO., LTD.


                               By:
                                  ---------------------------
                               Name:
                               Title:

                               PRINCIPAL SHAREHOLDERS:

                               JAY VAN ANDEL TRUST


                               By:
                                  ---------------------------
                               Name:
                               Title:

                               JAPAN HCI, INC.


                               By:
                                  ---------------------------
                               Name:
                               Title:


                               JAY AND BETTY VAN ANDEL FOUNDATION


                               By:
                                  ---------------------------
                               Name:
                               Title:

                               Title:

                               RICHARD & HELEN DEVOS FOUNDATION


                               By:
                                  ---------------------------
                               Name:
                               Title:

                               RDV (AJL) HOLDINGS, INC.


                               By:
                                  ---------------------------
                               Name:
                               Title:

                               HDV (AJL) HOLDINGS, INC.


                               By:
                                  ---------------------------
                               Name:
                               Title:

                               RDV GRIT HOLDINGS, INC.


                               By:
                                  ---------------------------
                               Name:
                               Title:

                               HDV GRIT HOLDINGS, INC.


                               By:
                                  ---------------------------
                               Name:
                               Title:

                               RDV CAPITAL MANAGEMENT, L.P. II
                                  By: RDV Corporation, as general partner


                               By:
                                  ---------------------------
                               Name:
                               Title:

                               VAN ANDEL INSTITUTE


                               By:
                                  ---------------------------
                               Name:
                               Title:


                               By:
                                  ---------------------------
                               Name:
                               Title:

                               VAN ANDEL RESEARCH INSTITUTE


                               By:
                                  ---------------------------
                               Name:
                               Title:


                               By:
                                  ---------------------------
                               Name:
                               Title:


                               VAN ANDEL EDUCATION INSTITUTE


                               By:
                                  ---------------------------
                               Name:
                               Title:


                               By:
                                  ---------------------------
                               Name:
                               Title:

                                   SCHEDULE A




---------------------------------------------------------------------------------------
                                        NUMBER OF         MERGER NON-     FOUNDATION
             SHAREHOLDER                PRINCIPAL          TENDERED        TENDERED
                                       SHARES OWNED         SHARES          SHARES
---------------------------------------------------------------------------------------
I.  VAN ANDEL FAMILY

Jay Van Andel Trust                    *27,614,311
Japan HCI, Inc.                         25,787,300
Jay and Betty Van Andel Foundation       1,987,000

II.  DEVOS FAMILY

Richard & Helen DeVos Foundation         2,070,300                         550,000
RDV (AJL) Holdings, Inc.                24,868,000       4,500,000
HDV (AJL) Holdings, Inc.                20,510,000
RDV Grit Holdings, Inc.                  2,396,800
HDV Grit Holdings, Inc.                 *1,550,011
RDV Capital Management, L.P. II          2,296,000

III.  OTHER
Van Andel Institute                        536,000
Van Andel Research Institute                48,600
Van Andel Education Institute               48,700

TOTAL                                  110,263,022       4,500,000         550,000
---------------------------------------------------------------------------------------


* Includes 11 shares that are held in ADS form at Michigan National Bank.

                                    EXHIBIT B


                                  (Translation)

                                                               November 15, 1999


                           MEMORANDUM REGARDING MERGER
                           ---------------------------

         This Memorandum is entered into between N.A.J. Co., Ltd. ("NAJ") and Amway Japan Limited ("AJL") in connection with the merger between NAJ and AJL.

Article 1 (Surviving Company)

         AJL shall merge with and into NAJ, and NAJ shall survive and AJL shall be dissolved (the "Merger").

Article 2 (Corporate Name)

         The corporate name of the surviving company after the Merger ("New AJL") shall be Amway Japan Limited.

Article 3 (Location of Head Office)

         The head office of New AJL shall be situated at the place of the head office of AJL (namely, 7-1, Udagawa-cho, Shibuya-ku, Tokyo).

Article 4 (Merger Ratio)

         NAJ and AJL shall consult with each other to determine the merger ratio based on the fair value of a share of each of NAJ and AJL, taking into consideration the evaluation made by professional advisors; provided that such professional advisors submit a valuation on which a reasonable determination can be made that NAJ has positive value.

Article 5 (Matters Not Specified in this Memorandum)

         Matters necessary with respect to the Merger other than the matters set forth in this Memorandum shall be decided upon discussion between NAJ and AJL and shall be set forth in a definitive merger agreement to be entered into between the AJL and NAJ (the "Merger Agreement").

Article 6 (Conditions to Merger)

         The parties acknowledge that consummation of the Merger will be subject to approval of the Merger Agreement and the Merger by the requisite vote of the respective Shareholders Meetings of AJL and NAJ. NAJ and AJL agree to take all steps necessary to effect the Merger, including without limitation, preparing and submitting for approval by their respective board of directors of the Merger Agreement and convening their respective extraordinary general meetings of shareholders for considering the Merger.

         IN WITNESS WHEREOF, the parties have prepared two copies of this Memorandum and upon execution by the representatives of NAJ and AJL, they shall each hold one copy of this Memorandum.


NAJ:     N.A.J. Co., Ltd.

                                          Gary K. Sumihiro
                                          Representative Director-President


AJL:     Amway Japan Limited

                                          Richard S. Johnson
                                          Representative Director-President